                                  S P E C I M E N


                                     EXHIBIT A

                                SCHULER HOMES, INC.
                                                                      $_________
                                                           CUSIP NO.:  _________

THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR
(D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO THIS CLAUSE (D), SUCH TRANSFER IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

[For Global Security Only]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK NEW YORK), A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

REGISTERED                                                           REGISTERED
NUMBER                                                                   DOLLARS

                                 [Face of Security]

                                SCHULER HOMES, INC.

                                       CUSIP

                              9% SENIOR NOTE DUE 2008

     SCHULER HOMES, INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _____________________ on April 15, 2008, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

     Interest Payment Dates:  April 15 and October 15

     Record Dates:  April 1 and October 1

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, SCHULER HOMES, INC. has caused this instrument to be duly signed under its corporate seal.

[SEAL]
                              SCHULER HOMES, INC.



                              _________________________________
                              James K. Schuler
                              President and
                              Chief Executive Officer





                              _________________________________
                              Pamela S. Jones
                              Senior Vice President of Finance
                              and Chief Financial Officer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.

U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

By:  ____________________________

     Authorized Signatory

Dated:  May 6, 1998

                               [REVERSE OF SECURITY]

                                SCHULER HOMES, INC.

                              9% SENIOR NOTE DUE 2008

     1. INTEREST. Schuler Homes, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on April 15 and October 15 of each year, commencing October 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Securities set forth on the face of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. STATED MATURITY. The date on which the principal of the Securities shall be payable, unless accelerated pursuant to the Indenture, is April 15, 2008.

     3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     The Company may, at its option, mail an interest check on a payable date to a Holder's registered address, provided payments of principal and interest on Notes with a principal aount of $5,000,000 or more may be made by wire transfer to an account of the Holder, if such Holder gives 15 days notice to the Company prior to the relevant record date..

     4. PAYING AGENT AND REGISTRAR. Initially, U.S. Trust Company of California, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

     5. INDENTURE. The Company issued the Securities under an Indenture dated as of May 6, 1998 (the "Indenture") between the Company and the Trustee. The terms of the Securities are more fully stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "Act"), as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $175,000,000 aggregate principal amount, $75,000,000 of which may be issued after the Issuance Date (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

     6. OPTIONAL REDEMPTION. The Securities will not be redeemable at the option of the Company prior to April 15, 2003. Thereafter, the Securities will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

                                                                      REDEMPTION
     YEAR                                                               PRICE
     ----                                                             ----------
     2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104.500%
     2004. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.000%
     2005. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.500%
     2006 and thereafter . . . . . . . . . . . . . . . . . . . . . . . 100.000%

     Notwithstanding the foregoing, at any time prior to April 15, 2001, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that not less than 65% of the aggregate principal amount of Securities issued on the date of the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and PROVIDED, FURTHER, that such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

     If less than all of the Securities are to be redeemed, the Trustee will select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     7. CHANGE OF CONTROL. In the event of a Change of Control (as defined in the Indenture) with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, to require the Company to buy such Holder's Securities including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "Change of Control Repurchase Date") that is no earlier than 30 days nor later than 60 days after the date of the Change of Control Notice at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Change of Control Repurchase Date.

     8. NET WORTH OFFER. In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters is less than $75,000,000 (the "Minimum Net Worth"), then the Company shall make a Net Worth Offer to all Holders to acquire on the date

(the "Net Worth Repurchase Date") that is 45 days after the Net Worth Notice, Securities in an aggregate principal amount equal to 10% of the initial outstanding principal amount of the Securities (the "Net Worth Offer Amount"), at a price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Net Worth Repurchase Date. The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company through purchase, optional redemption or exchange prior to the Trigger Date.

     9. NET PROCEEDS OFFER. Within 12 months from the date that the Company or any of its Restricted Subsidiaries makes any Asset Disposition, the Net Proceeds thereof shall, in accordance with Section 4.15 of the Indenture, be reinvested in Additional Assets or used to repurchase or redeem Indebtedness of the Company which rank senior or PARI PASSU with the Securities, or Indebtedness of a Restricted Subsidiary of the Company which is not subordinated to other Indebtedness of such Restricted Subsidiary (which, in each case, shall be a permanent reduction of such Indebtedness) or if not so used within 30 days from the expiration of such 12-month period, to use the remaining Net Proceeds (less any amounts used to pay reasonable fees and expenses connection with the Net Proceeds Offer) to make an offer to repurchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest in accordance with the procedures set forth in the Indenture (a "Net Proceeds Offer"). Notwithstanding the preceding sentence, a Net Proceeds Offer made in connection with any Asset Disposition need not be applied in accordance with the preceding sentence, unless and until the aggregate Net Proceeds for all such Asset Dispositions in a 12-month period (determined on a rolling basis) exceeds $5,000,000.

     10. RESTRICTIVE COVENANTS. The Indenture contains certain restrictive covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends, make certain other distributions, repurchase Capital Stock or subordinated Indebtedness, create certain liens, enter into certain transactions with Related Persons or apply the Net Proceeds from the sale of certain assets.

     11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

     12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

     13. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Securities or the Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the Securities outstanding; and any existing default or Event of Default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture, the Securities or the Guarantees may be amended to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Securities in addition to certificated Securities, to comply with Section 5.01 of the Indenture, to make any change that does not adversely affect the rights of any Securityholder, to comply with the qualification of the Indenture under the Trust Indenture Act, or to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company or otherwise in accordance with the terms of the Indenture.

     14. DEFAULTS AND REMEDIES. An Event of Default is: (i) failure by the Company to pay the principal of any Security when such principal becomes due and payable at maturity, upon acceleration or otherwise (ii) failure by the Company to pay interest when due, and such failure continues for a 30-day period; (iii) a default in the observance or performance of any other covenant or agreement of the Company or the Guarantors in the Security, the Guarantee or the Indenture that continues for the period and after the notice specified below; (iv) certain events of bankruptcy, insolvency or reorganization of the Company or Restricted Subsidiaries; (v) an event of default shall have occurred under one or more evidences of Indebtedness of the Company or any of its Restricted Subsidiaries (other than Non-Recourse Indebtedness) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Indebtedness now exists or is created hereafter, which event of default (1) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Indebtedness at its final maturity or (2) results in the acceleration of such Indebtedness which acceleration shall be in effect; (vi) any final judgment or judgments for payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and shall remain unstayed, unsatisfied or undischarged for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding and (vii) any Guarantee of a Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). The Company is required to deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an officers' certificate stating whether or not the signatories know of any default by the Company under this Indenture and, if any default exists, describing such default.

     A default under clause (iii) or (vi) above is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Securities then outstanding notify the Company of the default and the Company does not cure the default within 60 days. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of 25% in principal amount of the Securities then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

     If an Event of Default occurs (other than due to certain events of bankruptcy, with respect to the Company) and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately. If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, with respect to the Company, such amounts shall be due and payable without any declaration or act on the part of the Trustee or the Holders of the Securities. Subject to certain exceptions, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind any declaration of acceleration or waive a Default and its consequences. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee and notify the Trustee upon the occurrence of a Default.

     15. TRUSTEE DEALINGS WITH COMPANY. U.S. Trust Company of California, N.A., the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, accept deposits from, and perform services for the Company or its Related Persons, and may otherwise deal with the Company or its Related Persons, as if it were not the Trustee.

     16. NO RECOURSE AGAINST OTHERS. A director, officer, controlling person, employee or stockholder, as such, of the Company or any Guarantor or any successor person thereof shall not have any liability for any obligations, covenants or agreements of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

     17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenant by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: Schuler Homes, Inc., 828 Fort Street Mall, 4th Floor, Honolulu, Hawaii 96813, telephone: (808) 521-5661.

                                  ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

______________________________________________________________

          (Insert assignee's Soc. Sec. or Tax I.D. No.)

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________

Date: ____________            Signature(s): __________________

                              (Sign exactly as your name(s)
                              appear(s) on the other side of
                              this Security)

Signature(s) guaranteed by:   ______________________________

                              THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                              ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock
                              Brokers, Savings and Loan Associations, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.)

                         OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15, as the case may be, of the Indenture, check the box:

     / /

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15 of the Indenture, state the amount:

$___________________________________
(in an integral multiple of $1,000)


Date:                         Signature(s):
      ---------------                       ------------------

Date: _______________         Signature(s): __________________

                              (Sign exactly as your name(s)
                              appear(s) on the other side of
                              this Security)

Signature(s) guaranteed by:   ___________________________________________

                              THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                              ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock
                              Brokers, Savings and Loan Associations, and
                              Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.)

                                     EXHIBIT B

                                     GUARANTEE

     For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     This Guarantee is subject to release upon the terms set forth in the Indenture.


               SCHULER HOMES OF CALIFORNIA, INC.
               SCHULER HOMES OF WASHINGTON, INC.
               SCHULER HOMES REALTY/MAUI, INC.
               SCHULER HOMES REALTY/OAHU, INC.
               SCHULER HOMES OF OREGON, INC.
               LOKELANI CONSTRUCTION CORPORATION
               MELODY HOMES, INC.
               MELODY MORTGAGE CO.
               SHLR OF WASHINGTON, INC.

               By:  _____________________________________
               Name:
               Title:

                                     EXHIBIT C-1

                  FORM OF INSTITUTIONAL ACCREDITED INVESTOR LETTER



     We are delivering this letter in connection with a proposed purchase of 9% Senior Notes due 2008 (the "Securities") of Schuler Homes, Inc. (the "Company").

     We hereby confirm that:

          (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

          (ii) any purchase of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

          (iii) in the event that we purchase any Securities, we will acquire Securities having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

          (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Securities;

          (v) we are not acquiring Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

          (vi) we have received a copy of the offering memorandum and we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

     We understand that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire Securities, that such Securities may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a non-U.S.

person in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exception from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand and agree that the Securities purchased by us will bear a legend reflecting the substance of this paragraph. We agree to notify any subsequent purchasers of Securities from us of the resale restrictions set forth above

     We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              _________________________________
                              (Name of Purchaser)

                              By:______________________________
                              Name:
                              Title:

                              Address:__________________________
                                     __________________________
                                     __________________________


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

                                    EXHIBIT C-2

                        FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                                          [Date]

U.S. Trust Company of California, N.A.
515 South Flower Street, 28th Floor
Los Angeles, California 90071
Attention: Corporate Trust Department

     Re:  SCHULER HOMES, INC. (THE "COMPANY")
          9% SENIOR NOTES DUE 2008 (THE "SECURITIES")

Ladies and Gentlemen:

     In connection with the proposed sale of $_______ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) The offer of the Securities was not made to a person in the United States;

          (2) Either (a) at the time the buy offer was originated, the transferee was outside of the United States or we and any person acting on our behalf reasonably believe that the transferee was outside of the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf know that the transaction has been prearranged for a buyer in the United States;

          (3) No directed selling efforts have been made in the United States in contravention of the requirements of rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) The transaction is not part of a plan or a scheme to evade the registration requirements of the Securities Act; and

          (5) We have advised the transferee of the transfer restrictions applicable to the Securities.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal

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

proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By: __________________________________
                                    Authorized Signature






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